Exhibit 99.1

VICI PROPERTIES INC. ANNOUNCES FIRST QUARTER 2018 RESULTS

- Reports First Quarter Net Income of $0.33 per diluted share -
- Reports First Quarter AFFO of $0.36 per diluted share -
- Initiates Guidance for Full Year 2018 -

LAS VEGAS, NEVADA - May 3, 2018 - VICI Properties Inc. (NYSE: VICI) (“VICI Properties” or the “Company”), an experiential-asset real estate investment trust, today reported results for the first quarter ended March 31, 2018.
First Quarter Highlights:

•	Net revenues for the quarter ended March 31, 2018 were $218.3 million and included $211.5 million of rental revenues.

•	Net income attributable to common shareholders was $112.1 million, or $0.33 per diluted share, for the first quarter ended March 31, 2018.

•	NAREIT-defined Funds from Operations (“FFO”) attributable to common shareholders was $112.1 million, or $0.33 per diluted share, for the first quarter ended March 31, 2018.

•	Adjusted Funds from Operations (“AFFO”) attributable to common shareholders was $125.0 million, or $0.36 per diluted share, for the first quarter ended March 31, 2018.

•	On February 5, 2018, the Company completed an initial registered public offering (“IPO”) of 69,575,000 shares of common stock at an offering price of $20.00 per share.

•
On April 13, 2018, the Company paid a pro rated quarterly cash dividend of $0.16 per share of common stock for the period from February 5, 2018 to March 31, 2018, based on a quarterly distribution rate of $0.2625 per share.

Transaction Subsequent to First Quarter:

•
On April 24, 2018, a subsidiary of the Company, VICI Properties 1 LLC (“VICI PropCo”) entered into interest rate swap transactions with several global financial institutions as counterparties. Each transaction has an effective date of May 22, 2018 and a termination date of April 22, 2023. The transactions have an aggregate notional amount of $1.5 billion, and effectively fix at 2.8297% the LIBOR portion of the interest rate on the outstanding debt under VICI PropCo’s existing credit facility.

Edward Pitoniak, Chief Executive Officer of VICI Properties, said, “Our first quarter of 2018 represented the next key stage in our evolution into a best-in-class institutional-quality REIT. Building on the transformative initiatives we undertook at the end of 2017, on January 31st, we successfully executed the fourth largest REIT IPO ever, by raising $1.4 billion. The transaction enabled us to further deleverage our balance sheet and now we have approximately $1.3 billion of dry powder to finance our portfolio-building opportunities in an accretive manner.”

Financial Results - Quarter Ended March 31, 2018
Net revenue for the quarter ended March 31, 2018 was $218.3 million and was comprised of $211.5 million from the real property business and $6.8 million from the golf course business. Real property business revenue of $211.5 million was generated from rent and reimbursements of property taxes under our leases.
Net income attributable to common shareholders was $112.1 million, or $0.33 per diluted share, for the quarter ended March 31, 2018.
FFO attributable to common shareholders was $112.1 million, or $0.33 per diluted share, for the quarter ended March 31, 2018.
AFFO attributable to common shareholders was $125.0 million, or $0.36 per diluted share, for the quarter ended March 31, 2018.
Balance Sheet
As of March 31, 2018, the Company had $4.1 billion in total debt and $918.2 million in cash and cash equivalents, excluding restricted cash of $13.8 million. The Company’s capitalization using the face value of outstanding indebtedness as of March 31, 2018 was as follows:

(in millions)	March 31, 2018
Revolving Credit Facility	$—
Term Loan B Facility	2,100.0
CPLV CMBS Debt	1,550.0
Second Lien Notes	498.5
Total debt outstanding, face value	$4,148.5
Cash and cash equivalents	$918.2

In connection with the IPO, the Company raised aggregate proceeds of $1,391.5 million, resulting in net proceeds of approximately $1,307.0 million after underwriting discounts, commissions and expenses. The Company utilized a portion of the net proceeds from the IPO to:

◦	pay down $300.0 million of indebtedness outstanding under the Revolving Credit Facility;

◦	redeem $268.4 million in aggregate principal amount of the Second Lien Notes at a redemption price of 108% plus accrued and unpaid interest to the date of the redemption; and

◦	repay $100.0 million of the Term Loan B Facility.

Guidance
The Company is providing estimated net income and AFFO per share guidance for the full year of 2018. The Company estimates that net income attributable to common stockholders for the year ending December 31, 2018 will be between $1.44 and $1.46 per diluted share. The Company estimates AFFO per share for the year ending December 31, 2018 will be between $1.39 and $1.41 per diluted share.

For the Year Ending December 31, 2018:	Low	High
Estimated net income attributable to common stockholders per diluted share	$1.44	$1.46
Estimated Real estate depreciation per diluted share	—	—
Estimated Funds from Operations (FFO) per diluted share	$1.44	$1.46
Estimated Direct financing lease adjustments per diluted share	(0.15)	(0.15)
Estimated loss on extinguishment of debt, acquisition and transaction costs, non-cash stock based compensation, amortization of debt issuance costs and OID, other depreciation, capital expenditures per diluted share	0.10	0.10
Estimated Adjusted Funds From Operations (AFFO)[1] per diluted share	$1.39	$1.41
The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to below. These estimates do not include the impact on operating results from possible future acquisitions or dispositions, or capital markets activity. The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.
Conference Call and Webcast
The Company will host a conference call and audio webcast on Friday, May 4, 2018 at 10:00 a.m. Eastern Time (ET), during which management will discuss the first quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.
The conference call can be accessed by dialing 866-393-4306 (domestic) or 734-385-2616 (international). An audio replay of the conference call will be available from 12:00 p.m. ET on May 4, 2018 through May 11, 2018 and can be accessed by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering the passcode 1359629.
A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.viciproperties.com. A replay of the webcast will be archived on the Company’s website.
About VICI Properties
VICI Properties is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties’ national, geographically diverse portfolio consists of 20 gaming facilities comprising over 36 million square feet and features approximately 14,500 hotel rooms and more than 150 restaurants, bars and nightclubs. Its properties
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1 AFFO is a non-GAAP measure that is used as a supplemental operating measure to evaluate the Company’s operating performance. We calculate AFFO by adding or subtracting from FFO direct financing lease adjustments, transaction costs incurred in connection with the acquisition of real estate investments, non-cash stock-based compensation expense, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), impairment charges on non-real estate assets, amortization of capitalized leasing costs and debt extinguishment gains and losses. See Non-GAAP Financial Measures below for additional information relating to AFFO.

are leased to leading brands such as Caesars, Horseshoe, Harrah’s and Bally’s, which prioritize customer loyalty and value through great service, superior products and constant innovation. VICI Properties also owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Important risk factors that may affect the Company’s business, results of operations and financial position are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.
Non-GAAP Financial Measures
This press release presents Funds From Operations (“FFO”), FFO per diluted share, Adjusted Funds From Operations (“AFFO”), AFFO per diluted share and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures (i) do not represent cash flow from operations as defined by GAAP, (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. FFO, FFO per diluted share, AFFO, AFFO per diluted share and Adjusted EBITDA as calculated by the Company, may not be comparable to similarly titled measures reported by other REITs. In addition, these measures should not be viewed as measures of liquidity, our ability to make cash distributions, or our ability to make interest payments on our indebtedness. We believe FFO, FFO per diluted share, AFFO, AFFO per diluted share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business.
FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by The National Association of Real Estate Investment Trusts (“NAREIT”), we define FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate depreciation. AFFO is a non-GAAP measure that is used as a supplemental operating measure to evaluate the Company’s operating performance. We calculate AFFO by adding or subtracting from FFO direct financing lease adjustments, transaction costs incurred in connection with the acquisition of real estate investments, non-cash stock-based compensation expense, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), impairment charges on non-real estate assets, amortization of capitalized leasing costs and debt extinguishment gains and losses.
We define Adjusted EBITDA as net income as adjusted for gains (or losses) from sales of property, real estate depreciation, direct financing lease adjustments, transaction costs incurred in connection with the acquisition of real estate investments, non-cash stock-based compensation expense, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), impairment charges on non-real estate assets, amortization of capitalized leasing costs, debt extinguishment gains and losses, provision for income taxes and interest expense, net.

In our calculation of AFFO and Adjusted EBITDA, while we do not label transaction costs incurred in connection with the acquisition of real estate investments as non-recurring, infrequent, or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom.
Because not all companies calculate FFO, FFO per diluted share, AFFO, AFFO per diluted share and Adjusted EBITDA in the same way we do and other companies may not perform such calculations, those measures as used by other companies may not be consistent with the way we calculate such measures and should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.
Reconciliations of net income to FFO, FFO per diluted share, AFFO, AFFO per diluted share and Adjusted EBITDA are included in this release.

VICI Properties Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	March 31, 2018	December 31, 2017
Assets
Investment in direct financing leases, net	$8,281,557	$8,268,643
Real Estate Investments:
Accounted for using the operating method	1,110,400	1,110,400
Land	73,600	73,600
Property and equipment used in operations, net	73,739	74,300
Cash and cash equivalents	918,215	183,646
Restricted cash	13,808	13,760
Other assets	14,920	15,363
Total assets	$10,486,239	$9,739,712

Liabilities
Debt, net	$4,119,263	$4,785,756
Accrued interest	25,387	21,595
Deferred financing liability	73,600	73,600
Deferred revenue	60,929	68,117
Dividends payable	59,221	—
Accounts payable and accrued expenses	9,221	10,562
Deferred income taxes	3,718	3,718
Total liabilities	4,351,339	4,963,348

Shareholders’ equity
Common stock, $0.01 par value, 700,000,000 shares authorized and 370,128,832 and 300,278,938 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	3,701	3,003
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 12,000,000 shares issued and no shares outstanding at March 31, 2018 and December 31, 2017, respectively	—	—
Additional paid in capital	5,952,636	4,645,824
Retained earnings	95,563	42,662
Total VICI shareholders’ equity	6,051,900	4,691,489
Non-controlling interests	83,000	84,875
Total shareholders’ equity	6,134,900	4,776,364
Total liabilities and shareholders’ equity	$10,486,239	$9,739,712

VICI Properties Inc.
Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except share and per share data)

Three Months Ended March 31, 2018
Revenues
Earned income from direct financing leases	$182,036
Rental income from operating leases	12,209
Tenant reimbursement of property taxes	17,243
Golf-related	6,788
Net revenues	218,276

Operating expenses
General and administrative	7,308
Depreciation	906
Property taxes	17,243
Golf-related	4,095
Total operating expenses	29,552

Operating income	188,724
Interest expense	(52,875)
Interest income	1,678
Loss from extinguishment of debt	(23,040)
Income before taxes	114,487
Income tax expense	(384)
Net income	114,103
Less: Net income attributable to non-controlling interests	(1,981)
Net income attributable to common shareholders	$112,122

Weighted average number of common shares outstanding
Basic	342,900,842
Diluted	343,056,532

Common per share data
Basic earnings per common share	$0.33
Diluted earnings per common share	$0.33

Dividends declared per common share	$0.16

VICI Properties Inc.
Reconciliation of Net Income to FFO, FFO per Diluted Share, Adjusted FFO, Adjusted FFO per Diluted Share and Adjusted EBITDA
(amounts in thousands, except share and per share data)

Three Months Ended March 31, 2018
Net income attributable to common shareholders	$112,122
Real estate depreciation	—
Funds From Operations (FFO)	112,122
Direct financing lease adjustments attributable to common shareholders	(12,914)
Loss on extinguishment of debt	23,040
Non-cash stock compensation	391
Amortization of debt issuance costs and original issue discount	1,494
Other depreciation	906
Adjusted Funds From Operations (AFFO)	125,039
Interest expense, net	49,703
Income tax expense	384
Adjusted EBITDA	$175,126

Weighted average number of common shares outstanding
Diluted	343,056,532
FFO per share
Diluted	$0.33
AFFO per share
Diluted	$0.36

Investor Contacts:	Media Contacts:
Investors@viciproperties.com	PR@viciproperties.com
(725) 201-6415	(725) 201-6414
Or	Or
ICR	ICR
Jacques Cornet	Phil Denning and Jason Chudoba
Jacques.Cornet@icrinc.com	Phil.Denning@icrinc.com, (646) 277-1258
Jason.Chudoba@icrinc.com, (646) 277-1249